UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2016

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-35256 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

161 S. San Antonio Road, Suite 10 Los Altos, CA (Address of Principal Executive Offices)	94022 (Zip Code)

408/986-4300
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Jaclyn Liu, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

On March 29, 2016, each of Reuven Regev and Norman J. Rice, III, both presently directors on the board of directors (the “Board”) of DSP Group, Inc. (the “Company”), has advised the Company that each of them will not stand for re-election for an additional term as a director. Messrs. Regev and Rice will continue to be a member of the Board until the 2016 annual meeting of stockholders of the Company (the “2016 Annual Meeting”), currently set for June 6, 2016.

The Board determined that instead of seeking replacements for the directors not standing for re-election, that, effective as of the date of the 2016 Annual Meeting, the size of the Board will be reduced to seven and the Company’s Amended and Restated Bylaws will be amended and restated to fix the size of the Board at seven.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 5.02(B) above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: April 4, 2016	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer and Secretary

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